UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2012

Chevron Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road, San Ramon, CA		94583
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 842-1000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 28, 2012, the independent Directors of the Board of Directors (“Board”) of Chevron Corporation (“Chevron”) approved a $100,000 increase to the annual base salary of J.S. Watson, Chairman and Chief Executive Officer, resulting in an annual base salary of $1,700,000, and ratified the decision of the Management Compensation Committee of the Board to increase the annual base salary of P.E. Yarrington, Chevron’s Chief Financial Officer, by $70,000, resulting in an annual base salary of $930,000, and to increase the annual base salary of the following executives who are named in the Summary Compensation Table in Chevron’s 2011 Proxy Statement: G.L. Kirkland, increase of $100,000, resulting in an annual base salary of $1,400,000; M.K. Wirth, increase of $45,000, resulting in an annual base salary of $1,000,000; and R.H. Pate, increase of $42,000, resulting in an annual base salary of $781,000. These base salary increases will be effective April 1, 2012.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On March 28, 2012, the Board amended Article VII of the By-Laws of Chevron (“By-Law Amendment”), effective on that date. Article VII, which the board originally adopted on September 29, 2010, designated the Delaware Court of Chancery as the sole and exclusive forum for (i) any derivative litigation brought on behalf of the company, (ii) any litigation concerning the fiduciary duties of the company’s officers and directors, (iii) any litigation arising out of the Delaware General Corporation Law, or (iv) any other litigation involving claims concerning Chevron’s internal affairs. The original by-law was designed to save Chevron and its stockholders from the increased expense of defending against duplicative litigation brought in multiple courts, and also to provide that claims involving Delaware law are decided by Delaware Courts.

The By-Law Amendment is consistent with this purpose and serves to clarify and refine two aspects of Article VII. First, the By-Law Amendment makes clear that the forum for such litigation includes any state or federal court in the State of Delaware, rather than just the Delaware Court of Chancery, in order to ensure the effectiveness of the by-law in light of the Court of Chancery’s jurisdictional limitations. Second, the By-Law Amendment makes clear that Article VII will not apply where the Delaware courts cannot obtain personal jurisdiction over an indispensible party named as a defendant, so that stockholders retain the right to sue outside of Delaware when a case does not involve Delaware law and/or jurisdiction cannot be obtained in Delaware.

Additional Information and Where to Find It

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders for Chevron’s 2012 Annual Meeting of Stockholders (the “Annual Meeting”). Chevron will file with the Securities and Exchange Commission (the “SEC”) and make available to its stockholders a proxy statement containing information about Chevron and the matters to be considered at the Annual Meeting. CHEVRON STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT CHEVRON WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Chevron stockholders will also be able to obtain the proxy statement, as well as other filings containing information about Chevron, without charge at the SEC’s website (http://www.sec.gov) and at Chevron’s website (http://www.chevron.com). Stockholders will be able to obtain printed copies of these documents without charge by requesting them online (http://investor.chevron.com) or in writing from Chevron Corporation, 6001 Bollinger Canyon Road, San Ramon, CA 94583, Attn: Corporate Secretary.

Chevron, its directors, nominees and certain executive officers may be deemed to be participants in the solicitation of proxies from Chevron’s stockholders in connection with the Annual Meeting. None of such potential participants own in excess of 1% of Chevron’s common stock. Additional information regarding the interests of such potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting. This information can also be found in Chevron’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2011. To the extent that holdings of Chevron’s securities have changed since the amounts printed in the proxy statement for its 2011 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Charles W. “Wick” Moorman has been nominated by Chevron’s Board of Directors to stand for election as a director at the Annual Meeting. Mr. Moorman owns 204 shares of Chevron’s common stock.

Item 8.01	Other Events.

The information included in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	By-Laws of Chevron Corporation, as amended on March 28, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEVRON CORPORATION

Dated: March 29, 2012	By	/S/ CHRISTOPHER A. BUTNER
Christopher A. Butner,
Assistant Secretary and Managing Counsel, Securities/Corporate Governance